Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

LRAD Corporation

San Diego, California

We consent to the incorporation by reference in the Registration Statements (No. 333-144698) and (No. 333-125454) on Form S-8 and (No. 333-172552) on Form S-3 of LRAD Corporation of our report dated December 7, 2016, relating to the consolidated financial statements of LRAD Corporation, appearing in this Annual Report on Form 10-K of LRAD Corporation for the year ended September 30, 2016.

/s/ SQUAR MILNER LLP

San Diego, CA

December 7, 2016